Exhibit 10.37

Service Agency Agreement

Dated 29-06-2015

Brooge Petroleum and Gas Investment Company FZC

(The Service Agent)

National Bank of Abu Dhabi PJSC - Islamic Banking Division

(The Lessor)

Dentons & Co Suite 1204 Al Ghaith Tower Hamdan Street PO Box 47656 Abu Dhabi United Arab Emirates

24 June 2015	Contents (i)

Service Agency Agreement (Agreement)

Dated

Between

(1)	Brooge Petroleum and Gas Investment Company FZC incorporated under the laws of Fujairah Free Zone, Fujairah, United Arab Emirates of P. O. Box 50170, Fujairah, United Arab Emirates (the Service Agent); and

(2)	National Bank of Abu Dhabi PJSC - Islamic Banking Division, of P. O. Box 40057, Abu Dhabi, United Arab Emirates (the Lessor) acting in its capacity as Investment Agent for an on behalf of the Participants.

Recitals

A.	Pursuant to the terms of the Forward Lease, the Investment Agent (acting in the capacity as the Lessor) has agreed to lease the Leased Asset to the Lessee.

B.	The Lessor wishes to appoint the Service Agent as its service agent to perform the Services and the Service Agent is willing to accept this appointment in accordance with the terms of this Agreement.

It is agreed:

1	Definitions and interpretation

1.1	Definitions

1.1.1	Unless the context otherwise requires or unless expressly defined in this Agreement, words and expressions defined in clause 1.1 (Definitions) of the Common Terms Agreement (whether directly or indirectly) have the same meanings in this Agreement.

1.1.2	In addition, in this Agreement:

Common Terms Agreement means the common terms agreement dated on or around the date of the Master Forward Lease Agreement between, amongst others, the Investment Agent and the Service Agent (in the capacity as the Company).

Forward Lease means that Forward Lease dated on or around the date of this Agreement entered into between the Lessor and the Service Agent (as Lessee) pursuant to the Master Forward Lease Agreement.

Leased Asset has the meaning given to it in the Forward Lease.

Party means a party to this Agreement.

Service Charge Amount means the expenses incurred by the Service Agent during a Lease Period in providing the Services.

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Service Charge Reimbursement Date means the date when the Lessor pays a Service Charge Amount to the Service Agent which shall correspond to:

(a)	the Rental Payment Date in respect of the Lease Period which commences immediately after the Lease Period in which a Service Charge Amount arose; or

(b)	the Termination Amount Payment Date.

Services means the services performed by the Service Agent under this Agreement in relation to the Forward Lease with respect to the Property Insurance Policy, Major Maintenance, the payment of Ownership Taxes.

1.2	Construction

The principles of construction used in the Common Terms Agreement shall apply to this Agreement to the extent they are relevant to it and, subject to any necessary changes, as they apply to the Common Terms Agreement.

1.3	Third party rights

1.3.1	Subject to Clause 1.3.2, unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Each Participant may, except as otherwise stated in the Transaction Documents, enforce or enjoy the benefit of any term of this Agreement which it would be able to enforce or enjoy if it were a party to this Agreement.

1.3.3	Notwithstanding any term of any Transaction Document, the Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a Party.

1.4	Common Terms Agreement

This Agreement and the rights and obligations of the Parties hereunder are subject to the provisions of the Common Terms Agreement. The provisions of the Common Terms Agreement that are expressed to apply to all Transaction Documents apply equally to this Agreement.

2	Effective date

This Agreement will only become effective on the Commencement Date.

3	Appointment and fee

3.1	Appointment

As from the Commencement Date, the Lessor appoints the Service Agent to act as its agent to perform the Services in accordance with the terms of this Agreement.

3.2	Fee

In consideration of the Service Agent acting as the Service Agent, the Lessor (as agent for the Participants) shall pay to the Service Agent a fee of AED100 and the Service Agent acknowledges the receipt and adequacy of the fee.

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4	Insurance

4.1	Property Insurance Policy

4.1.1	During the Lease Term, the Service Agent shall take out and maintain in force the Property Insurance Policy.

4.1.2	Without limiting the obligations of the Service Agent described in Clause 4.1.1, the Service Agent must perform this obligation so that:

(a)	the Lessor at all times complies with clause 13.1 (Property Insurance Policy) of the Master Forward Lease Agreement; and

(b)	it complies with all of the provisions contained in Parts 1, 2 and 3 of schedule 6 (Insurance matters) to the Master Forward Lease Agreement (other than terms which are expressed to only apply to the Operating Insurance Policy or the Third Party Insurance Policy).

4.1.3	The Service Agent shall promptly pay premia in relation to the Property Insurance Policy.

4.2	Level of insurance cover

4.2.1	The Service Agent shall at all times ensure that the sum insured under the Property Insurance Policy in the event of a Total Loss or Expropriation Event is an amount equal to:

(a)	the full replacement value of the Leased Asset; or

(b)	the Termination Amount from time to time,

whichever is greater.

5	Maintenance matters

5.1	Obligation to perform Major Maintenance

During the Lease Term, the Service Agent shall perform all Major Maintenance relating to the Leased Asset in accordance with good industry practice.

5.1.1	Without limiting the obligations of the Service Agent described in Clause 5.1 (Obligation to perform Major Maintenance), the Service Agent must perform Major Maintenance so that it conforms with the performance obligations contained in clause 11.2 (Performance of Ordinary Maintenance and Repair) of the Master Forward Lease Agreement as if references to “Ordinary Maintenance and Repair” were references to “Major Maintenance”.

5.1.2	The Service Agent shall promptly pay all fees, costs and expenses that are payable to third persons for the performance of Major Maintenance.

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5.2	Subcontracting

Without prejudice to the Service Agent’s obligations under this Agreement, the Service Agent may sub-contract all or part of its obligation to perform Major Maintenance on the following terms:

(a)	the terms of such sub-contracting shall not conflict in any respect with the terms of this Agreement and must be such that any such sub-contracting shall instantly terminate upon a termination for whatever reason of the leasing of the Leased Asset;

(b)	any sub-contractor shall perform any Major Maintenance strictly in accordance with the terms of this Agreement;

(c)	any sub-contracting agreement shall not permit any further sub-contracting;

(d)	the Service Agent shall not be released from any of its obligations under this Agreement in consequence of any such sub-contracting (save that due performance by a sub-contractor of any obligation of the Service Agent shall constitute a good discharge of such obligation to the extent of such performance); and

(e)	the Service Agent shall, on request from the Lessor from time to time, promptly provide the Lessor with details of any sub-contractor and sub-contracting and copies of any relevant sub-contract agreement.

5.3	Inspection

When undertaking any Major Maintenance, the Service Agent shall provide all necessary assistance to allow the Lessor and the Lessor’s agents or representatives to inspect or survey the Leased Asset and the Major Maintenance that is being undertaken.

6	Ownership Taxes

6.1.1	During the Lease Term, the Service Agent must pay all Ownership Taxes on or in relation to:

(a)	the Leased Asset or any part of it; or

(b)	any disposition or other transaction that gives rise to an Ownership Tax in relation to the Leased Asset or any part of it.

6.1.2	Upon becoming aware that an Ownership Tax has or will become payable, the Service Agent shall promptly notify the Lessor accordingly.

6.1.3	If an Ownership Tax is required to be paid, the Service Agent shall make the payment, and any payment required in connection with the Ownership Tax, within the time allowed and in the minimum amount required by law.

6.1.4	Within 30 days of paying an Ownership Tax or a payment required in connection with the Ownership Tax, the Service Agent shall deliver to the Lessor evidence reasonably satisfactory to the Lessor that the Ownership Tax or other payment has been made.

7	Loss and damage to the Leased Asset

7.1	Partial Loss

7.1.1	The Service Agent must give prompt notice to the Lessor of any Partial Loss in the manner described in paragraph 1.7(a)(ii) (Claims) of Part 1 of schedule 6 to the Master Forward Lease Agreement.

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7.1.2	If there is a Partial Loss, the Service Agent shall:

(a)	oversee and arrange for the timely performance of the repair work so that the Leased Asset is reinstated to its original condition fair wear and tear excepted;

(b)	subject to the provisions of paragraph 1.8 (Insurance proceeds) of Part 1 of schedule 6 (Insurance matters) to the Master Forward Lease Agreement, apply the insurance proceeds from the Property Insurance Policy in relation to paying for the repair works, or if the insurer elects to make payments to the contractors or other persons undertaking the repair works, co-operate with the insurer as may be required in connection with this procedure.

7.2	Total Loss or Expropriation Event

7.2.1	The Service Agent must give prompt notice to the Lessor of any Total Loss or Expropriation Event in the manner described in paragraph 1.7(a)(ii) (Claims of Part 1 of schedule 6 to the Master Forward Lease Agreement.

7.2.2	The Service Agent shall arrange that within 30 days of when the Total Loss or Expropriation Event, as the case may be, occurred:

(a)	all Total Loss Proceeds; and/or

(b)	all Compensation payable on an Expropriation Event,

are paid to and received by the Security Agent.

7.2.3	If a Total Loss or Expropriation Event occurs and:

(a)	the Service Agent has failed to take out and maintain the Property Insurance Policy as contemplated by Clause 4.1 (Property Insurance Policy); or

(b)	no Total Loss Proceeds or Compensation is paid within 30 days of when the Total Loss or Expropriation Event occurred; or

(c)	Total Loss Proceeds or Compensation is been paid within 30 days of when the Total Loss or Expropriation Event occurred but where there is a Total Loss/Expropriation Event Shortfall,

this shall be evidence that the Service Agent has not performed its obligations in relation to the, Property Insurance Policy and the Service Agent shall, within three Business Days of demand, indemnify the Lessor (in its capacity as the Investment Agent) for the Total Loss/Expropriation Event Shortfall.

7.2.4	If the Total Loss/Expropriation Event Shortfall is irrevocably and unconditionally paid in full to the Investment Agent or the Security Agent, the Lessor shall, at the cost and expense of the Lessee, take such reasonable action as the Lessee may request so that it is the beneficiary of any future insurance proceeds under the Property Insurance Policy or future Compensation in relation to the Leased Asset.

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8.	General indemnity

8.1	Indemnity provisions

The Service Agent shall, within three Business Days of demand, indemnify each Secured Party and each Secured Party’s officers, employees and agents against any Losses incurred by each Secured Party or any of its officers, employees and agents in connection with this Agreement including any Losses arising in connection with:

(a)	the Service Agent’s failure to perform its obligations under the terms of this Agreement;

(b)	any infringement or alleged infringement of any intellectual property by the use or possession of the Leased Asset; and

(c)	any claims or actions relating to the protection and defence of the title and interest to the Leased Asset of each Secured Party.

8.2	Indemnity survives termination

The indemnity described in Clause 8.1 (Indemnity Provisions) shall survive the expiration or termination of this Agreement or any other Transaction Document.

8.3	Exclusions

The indemnity described in Clause 8.1 (Indemnity Provisions) does not extend to Losses caused by the gross negligence or wilful misconduct of the Lessor or any of its officers, employees or agents seeking indemnification.

9	Failure to perform

9.1	Failure to perform undertakings

If the Service Agent does not comply with any of its obligations in relation to the Services, the Lessor has the right (but not the obligation) to undertake any required action to effect compliance by the Service Agent, including re-taking possession of the Leased Asset.

9.2	Indemnification

In the circumstances described in Clause 9.1 (Failure to perform undertakings), the Lessor shall be entitled to require indemnification under Clause 8.1 (Indemnity provisions).

10	Service Charge Amount

10.1	Procedure

10.1.1	If the Service Agent wants to claim a Service Charge Amount, no later than three Business Days before the end of the then current Lease Period, the Service Agent must:

(a)	notify the Lessor in writing of the Service Charge Amount; and

(b)	provide the Lessor with an invoice supported with copies of commercial invoices, premium notes and other evidence of payment) supporting the claimed Service Charge Amount.

10.1.2	If the Service Agent does not make a claim in accordance with Clause 10.1.1, the Service Agent shall be deemed to have irrevocably and unconditionally waived its right to claim that Service Charge Amount and the Lessor shall be under no obligation to pay that Service Charge Amount.

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10.2	Payment of Service Charge Amount

Subject to:

(a)	the Service Agent having complied with the provisions of Clause 10.1 (Procedure);

(b)	there being no Event of Default or Event of Mandatory Prepayment that is continuing; and

(c)	the set-off provisions contained in Clause 10.3 (Set-off),

on the Service Charge Reimbursement Date relating to the Service Charge Amount being claimed, the Lessor shall pay the Service Charge Amount.

10.3	Set-off

10.3.1	The Lessor may set off a matured Service Charge Amount owed by it to the Service Agent against:

(a)	a matured Supplementary Rental Payment; or

(b)	that part of the matured Termination Amount which corresponds to an amount equal to the Service Charge Amount.

owed by the Service Agent (acting in its capacity as the Lessee) to the Lessor.

10.3.2	If the obligations are in different currencies, the Lessor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

10.4	Termination

When the leasing arrangements contemplated by the Forward Lease terminate:

(a)	the obligation of the Lessor to pay the Service Charge Amount shall end on the same date;

(b)	the Service Agent must continue to perform its obligations under this Agreement (but with no payment of the Service Charge Amount) until such time as the Lessor notifies the Service Agent that:

(i)	it no longer requires the Service Agent to continue performing the Services; or

(ii)	the Security Period has expired.

11	Knowledge of the Forward Lease and the other Transaction Documents

The Service Agent represents and warrants to the Lessor that it has full knowledge of all of the terms of the Forward Lease and the other Transaction Documents including those obligations in the Forward Lease that the Service Agent must perform under this Agreement.

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12	No authority to pledge credit

In the performance of the Services, the Service Agent has no authority to pledge the credit of the Lessor (or any other Finance Party) or to create any Security over the Leased Asset.

13	Assignment

13.1	No assignment or transfer by Service Agent

The Service Agent may not assign any of its rights or transfer any of its rights or obligations under this Agreement.

13.2	Assignment and/or transfer by Lessor

The Lessor may assign and/or transfer any of its rights and obligations under this Agreement as part of the arrangements contemplated by clause 6.13 (Resignation of the Investment Agent) of the Investment Agency Agreement.

14	Governing law

14.1	English law

14.1.1	Subject to Clause 14.1.2, this Agreement and all non-contractual obligations arising out of or connected with it shall be governed by, and construed in accordance with, English law.

14.12	The Parties agree that the creation and transfer of any proprietary rights of the Parties in relation to the Leased Asset shall be governed by, and construed in accordance with, the laws of Fujairah and the federal laws of the United Arab Emirates as applied by the civil courts of Fujairah, in each case, to the extent those laws do not conflict with Shari’a. In the event of any contradiction between the laws of Fujairah and the federal laws of the United Arab Emirates and the principles of Shari’a, the principles of Shari’a shall prevail.

14.2	Interest

The Parties recognise and agree that the principle of the payment of interest is repugnant to the Shari’ah and accordingly, to the extent that any legal system would (but for the provisions of this Clause) impose (whether by contract or by statute) any obligation to pay interest, the Parties hereby irrevocably and unconditionally expressly waive and reject any entitlement to recover interest from each other.

15	Enforcement

15.1	Jurisdiction

15.1.1	Subject to Clause 15.1.2, the Parties submit, and waive any objection, to the exclusive jurisdiction of the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute). The Parties agree that the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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15.1.2	The Parties agree that the civil courts of Fujairah shall have the exclusive jurisdiction to settle any dispute arising out of or in connection with the creation and transfer of any proprietary rights of the Parties in relation to the Leased Asset.

15.1.3	Notwithstanding Clauses 15.1.1 and 15.1.2, the Parties agree that the Investment Agent may take proceedings relating to a Dispute in any other court with jurisdiction. To the extent allowed by law, the Investment Agent may take concurrent proceedings in any number of jurisdictions. This Clause 15.1.3 is for the benefit of the Investment Agent only.

15.2	State immunity

15.2.1	Each Party acknowledges and agrees, to the extent relevant, that its execution, performance and delivery of this Agreement shall constitute a private commercial transaction entered into entirely in its commercial capacity.

15.2.2	To the extent that any Party may in any jurisdiction claim for itself or its assets immunity from legal proceedings, and to the extent that in any jurisdiction there may be attributed to any Party or its assets such immunity (whether claimed or not), that Party irrevocably and unconditionally and to the full extent permitted by the laws of the Relevant Jurisdiction:

(a)	agrees not to claim such immunity;

(b)	waives any such immunity as it or its assets now has or may in future acquire; and

(c)	consents, in any legal proceedings arising out of or in connection with this Agreement, to the giving of relief by enforcement, execution (including the arrest, detention or sale of any state property) or attachment (whether before judgment, in aid of execution, or otherwise) against any of its assets.

15.2.3	In relation to any legal proceedings that may be taken in England, the foregoing waiver of immunity shall have effect under, and be construed in accordance with, the State Immunity Act 1978.

15.2.4	For the purposes of this Clause 15.2 (State immunity):

legal proceedings includes any service of process, suit, judgment, execution, attachment (whether before judgment, in aid of execution, or otherwise), arbitral proceedings or other dispute resolution mechanisms; and

asset includes any asset not used solely for commercial purposes.

This Agreement is entered into by the Parties on the date stated at the beginning of this Agreement.

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Execution Page of Service Agency Agreement

The Service Agent

Signed by	)
)
duly authorised in accordance with the	)
laws of Fujairah Free Zone, United Arab	)
Emirates for and on behalf of Brooge	)
Petroleum and Gas Investment Company	)
FZC in the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

The Lessor

Signed by	)	/s/ Aqeel Bughio
)
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)
and on behalf of National Bank of Abu	)
Dhabi PJSC - Islamic Banking Division in	)
its capacity as Investment Agent for and on	)
behalf of the Participants in the presence of:
Signature of witness	)	/s/ Omar Katri

Signature of witness	)

Name of witness:

Address of witness:

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